Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2024 relating to the financial statements of Church & Dwight Co., Inc., and the effectiveness of Church & Dwight Co., Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Church & Dwight Co., Inc. for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Morristown, NJ

October 11, 2024